AGREEMENT OF PURCHASE AND SALE
                         (1179 North McDowell Boulevard)


     This Agreement of Purchase and Sale ("Agreement"), dated for reference purposes only March 8, 1999, is entered into by and between NORTH MCDOWELL INVESTMENTS NO. 1, a California limited partnership("N.M.I"), and Jane Crocker ("Crocker") (collectively, "Seller"), and REGAN HOLDING CORPORATION, a California corporation ("Buyer").

                                    Recitals


     A. Seller is the owner of two (2) separate parcels, one referred to as "Real Property," consisting of approximately 3.64 acres, and the other "Vacant Lot," consisting of approximately 23,450 square feet, located in Sonoma County ("County"), California ("State"), more particularly described in Exhibit A-1 and Exhibit A-2 attached hereto. Crocker is the owner of the Vacant Lot and N.M.I. is the owner of the Real Property and the provisions of this Agreement shall be deemed to relate separately to Crocker and N.M.I concerning such parcels.

     B. The Real Property has constructed thereon a certain building, containing approximately fifty-three thousand seven hundred sixty (53,760) square feet, and related improvements (collectively, "Improvements"). The Real Property, Vacant Lot and Improvements are collectively referred to as the "Project," which is commonly known as "1179 North McDowell Boulevard and Rand Street Industrial Lot, Sonoma, California."

     C. The Real Property, Vacant Lot, Improvements and Personal Property (as hereinafter defined) are hereinafter collectively referred to as the "Property."

     D. Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Property pursuant to the provisions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

                                    Agreement

     1. Purchase and Sale. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the Property on the terms and subject to the conditions set forth in this Agreement. For the purposes of this Agreement, the date which the last party executes this Agreement and delivers it to the other party shall hereinafter be referred to as the "Effective Date." The Recitals to this Agreement are incorporated herein by this reference.

     2. Purchase Price. The purchase price for the Property is equal to the amount of Four Million Three Hundred Thousand and No/100ths Dollars ($4,300,000.00) ("Purchase Price"). The parties acknowledge and agree that a portion of the Purchase Price, equal to One Hundred Sixty-Four Thousand One Hundred Fifty and No/100ths Dollars ($164,150.00), is allocated to the Vacant Lot, with the remaining portion of the purchase price, equal to Four Million One Hundred Thirty-Five Thousand Eight Hundred Fifty and No/100ths ($4,135,850.00), applicable to the Property and Improvements located at 1179 North McDowell Boulevard.

     3. Payment of Purchase Price. The Purchase Price for the Property shall be payable by Buyer as follows:

     (a) Deposit. On or before the third (3rd) day following the Effective Date, Buyer shall deposit with Chicago Title Company ("Escrow Holder") the amount of Two Hundred Fifty Thousand and No/100ths Dollars ($250,000.00) ("Deposit"). The Deposit shall be invested by Escrow Holder with a financial institution acceptable to Seller in a federally-insured interest-bearing demand account, and the Deposit, and all interest accrued thereon, shall be credited to the Purchase Price upon the Close of Escrow. On or before the expiration of the Contingency Period (as hereinafter defined), unless this Agreement has been previously terminated by Buyer pursuant to its rights set forth in this Agreement, Buyer shall deliver to Escrow Holder unconditional escrow instructions directing the immediate release of the Deposit and all interest accrued thereon to Seller, and the Deposit shall become non-refundable, excepting a default by Seller.

     (b) Cash at Close of Escrow. On or before three (3)business days prior to the Close of Escrow, Buyer shall deposit with Escrow Holder the remaining portion of the Purchase Price, in immediately available funds, which shall be paid to Seller at Close of Escrow.

     4. Escrow

     (a) Opening of Escrow. Seller has opened an escrow ("Escrow"), Escrow No. 9560204, with Escrow Holder prior to the Effective Date. Buyer and Seller agree to execute and deliver to Escrow Holder, in a timely manner, all escrow instructions necessary to consummate the transaction contemplated by this Agreement. Any such instructions shall not conflict with, amend or supersede any portion of this Agreement. If there is any inconsistency between such instructions and this Agreement, this Agreement shall control.

     (b) Close of Escrow. For purposes of this Agreement, "Close of Escrow" shall be defined as the date that the Grant Deed (as hereinafter defined) is recorded in the Official Records of the County. The Close of Escrow shall occur on or before sixty (60) days following the Effective Date ("Outside Date").

     5. Conditions of Title. It shall be a condition to the Close of Escrow that title to the Project be conveyed to Buyer by Seller by a Grant Deed, which shall be in the form customarily used by Escrow Holder in the County ("Grant Deed"), subject only to (a) a lien to secure payment of real estate taxes, bonds and assessments not delinquent; (b) the lien of supplemental taxes, not delinquent;
(c) exceptions which are approved and/or accepted by Buyer in accordance with this Agreement; (d) all applicable laws, ordinances, rules and governmental regulations (including, but not limited to those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property; and (e) all matters apparent from the inspection of the Property and all other title matters affecting the Project created by or with the written consent of Buyer (collectively, "Approved Conditions of Title").

     6. Conditions to Close of Escrow

     (a) Conditions to Buyer's Obligations. The Close of Escrow and Buyer's obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions (or Buyer's waiver thereof) which are for Buyer's sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in absence of a specified date:

     (i) Title. Buyer shall have the right to approve any and all matters of and exceptions to title of the Project, including the legal description, as disclosed by the following documents and instruments (collectively, "Title Documents"): (A) a Preliminary Report ("Preliminary Report") issued by Escrow Holder with respect to the Project and all matters referenced therein; and (B) legible copies of all documents, whether recorded or unrecorded, referred to in such Preliminary Report. Seller shall cause Escrow Holder to deliver the Title Documents to Buyer within five (5) calendar days following the Effective Date. Buyer shall have ten days following its receipt of the Title Documents to give Seller and Escrow Holder written notice ("Buyer's Title Notice") of Buyer's approval or disapproval, which shall be made in Buyer's sole and absolute discretion, of the legal description and every item or exception disclosed by the Title Documents. The failure of Buyer to give Buyer's Title Notice to Seller within the specified time period shall be deemed Buyer's approval of title to the Project. In the event that Buyer's Title Notice disapproves of any matter of title shown in the Title Documents, Seller shall, within seven (7) calendar days after Buyer's Title Notice is received by Seller, give Buyer written notice ("Seller's Title Notice") of those disapproved title matters, if any, which Seller is unable or unwilling to have eliminated from title to the Project by Close of Escrow. In the event that Seller is unable to remove all of the title matters objected to by Buyer in Buyer's Title Notice, Buyer shall have three (3) calendar days from receipt of Seller's Title Notice to notify Seller in writing that either (1) Buyer is willing to purchase the Project subject to such disapproved exceptions, or (2) Buyer elects to cancel this transaction. Failure of Buyer to take either one of the actions described in Subsection (1) or (2) above shall be deemed to be Buyer's election to take the action described in Subsection (1) above. In the event this Agreement is canceled or deemed canceled pursuant to this Section, except as otherwise provided herein, the parties shall have no further obligations, liabilities or claims under this Agreement, and all monies delivered to Escrow Holder, including any accrued interest thereon, by Buyer shall immediately be returned to Buyer.

     (ii) Inspections and Studies. From the Effective Date until April 26, 1999, expiring at 5:00 p.m. P.T. on such date ("Contingency Period"), Buyer shall have the right to review and approve the (A) Documents and Materials (as hereinafter defined), and (B) conduct any and all inspections, investigations, tests and studies (including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, economic feasibility studies, soils, seismic and geologic reports and environmental testing) with respect to the Property as Buyer may elect to make or maintain. Prior to the expiration of the Contingency Period, Buyer shall deliver to Seller and Escrow Holder written notice of its approval or disapproval, which shall be made in Buyer's sole and absolute discretion, of the Property and the Documents and Materials. The failure of Buyer to deliver such notice prior to the expiration of the Contingency Period shall be deemed to constitute Buyer's approval of such matters. The cost of any such inspections, tests and/or studies shall be borne by Buyer. Between the Effective Date and the Close of Escrow, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Project at reasonable times during ordinary business hours to make any and all inspections and tests as may be necessary or desirable in Buyer's sole judgment and discretion. Buyer shall indemnify, defend (with counsel reasonably satisfactory to Seller) and hold Seller, its agents, employees, trustee, directors and officers, and the Property harmless from any and all damage arising out of or in connection with such entry and/or activities upon the Project by Buyer, its agents, employees or contractors. In the event Buyer disapproves of the condition of the Property and/or the Documents and Materials prior to the expiration of the Contingency Period, except as otherwise provided herein, the parties shall have no further obligations under this Agreement, all monies delivered to Escrow Holder, including any accrued interest thereon, by Buyer shall be immediately returned to Buyer, and Buyer shall deliver to Seller copies of any and all reports, studies, inspections, or other materials Buyer caused to be prepared pursuant to its inspection right set forth in this Section.

     (iii) Title Insurance. As of the Close of Escrow, Title Company (as hereinafter defined) shall have issued or shall have committed to issue the Title Policy (as hereinafter defined) to Buyer.

     (iv) Seller's Obligations. As of the Close of Escrow, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement.

     (v)   Seller's   Representations.   As  of  the   Close  of   Escrow,   all
representations and warranties made by Seller to Buyer in this Agreement shall be true and correct.

     (b) Conditions to Seller's Obligations. The Close of Escrow and Seller's obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions (or Seller's waiver thereof) which are for Seller's sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in absence of a specified date:

     (i) Buyer's Obligations. As of the Close of Escrow, Buyer shall have timely performed all of the obligations required by the terms of this Agreement to be performed by Buyer.

     (ii)   Buyer's   Representations.   As  of  the   Close  of   Escrow,   all
representations and warranties made by Buyer to Seller in this Agreement shall be true and correct as of the Close of Escrow.

     (iii) Outside Date. The Close of Escrow shall occur on or before the Outside Date.

     (iv) Office Lease. Buyer, as tenant, shall not be in default under the terms and conditions of that certain Office Lease, dated September 26, 1996, as amended, entered into with N.M.I.

     (c) Failure of Condition to Close of Escrow. In the event any of the conditions set forth in Section 6(a) or 6(b) are not timely satisfied or waived by the appropriate benefited party, for a reason other than the default of Buyer or Seller, this Agreement shall terminate, and if applicable, the Deposit, and all interest accrued thereon, and all other monies delivered to Escrow Holder by Buyer shall be immediately be returned to Buyer, and, except as otherwise provided herein, the parties shall have no further obligations hereunder.

     7. Deposits by Seller. Unless otherwise provided in this Section, at least three (3) business day prior to the Close of Escrow, Seller shall deposit with Escrow Holder the following documents:

     (a) Grant Deed. The Grant Deed, duly executed and acknowledged in recordable form by Seller, conveying fee title to the Project to Buyer subject only to the Approved Conditions of Title.

     (b) FIRPTA Certificate. A certification, acceptable to Escrow Holder and duly executed by Seller under penalty of perjury setting forth Seller's address and federal tax identification number in accordance with and/or for the purpose of the provisions of Sections 7701 and 1445, as may be amended, of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (c) California Franchise Tax Withholding. Evidence satisfactory to Buyer and Escrow Holder that Seller is exempt from the provisions of the withholding requirements of the California Revenue and Taxation Code, as amended, and that neither Buyer nor Escrow Holder is required to withhold any amounts from the Purchase Price pursuant to such provisions.

     (d) Bill of Sale. A bill of sale ("Bill of Sale") duly executed and acknowledged by Seller in favor of Buyer, assigning and conveying to Buyer all of Seller's right, title and interest in and to the Personal Property. The Bill of Sale shall be in the form of, and upon the terms contained in, Exhibit C attached hereto.

     8. Deposits by Buyer. At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder (a) the required funds which are to be applied towards the payment of the Purchase Price; (b) a counterpart of the Bill of Sale executed and acknowledged by Buyer; and (c) a counterpart of the Tenant Lease Assignment executed and acknowledged by Buyer.

     9. Issuance of Title Insurance. At the Close of Escrow, Escrow Holder's title insurer ("Title Company"), shall issue to Buyer its standard form California Land Title Association ("CLTA") Owner's Policy of Title Insurance showing fee title to the Project vested in Buyer subject only to the Approved Conditions of Title ("Title Policy"). The Title Policy shall be issued with liability in an amount equal to the Purchase Price. Seller shall pay for the expense of the Title Policy. If Buyer elects to have Title Company issue its American Land Title Association ("ALTA") Owner's Policy of Title Insurance, Buyer shall pay for the expense of such ALTA premium increment, any endorsement thereto and any survey costs.

     10. Costs and Expenses. Except as otherwise specified in this Agreement, Seller and Buyer shall equally divide (a) all escrow fees and costs, and (b) any document recording charges. Seller shall pay all documentary taxes charged by the County and City as a result of the transaction described herein. All other costs and expense of escrow and title shall be shared pursuant to the custom in the County. Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively.

     11. Prorations

     (a) Revenues. Rentals, revenues, and other income, if any, from the Project shall be prorated as of 11:59 p.m. on the day following the Close of Escrow. "Rentals" as used herein include fixed monthly rentals and any other sums and charges payable by Tenant under the Lease.

     (b) Taxes/Assessments. All non-delinquent real estate taxes on the Project shall be prorated as of 11:59 p.m. on the day following the Close of Escrow based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Close of Escrow, then the current year's taxes shall be deemed to be one hundred two percent (102%) of the amount of the previous year's tax bill for the Project. All delinquent taxes and all assessments, if any, on the Project shall be paid at the Close of Escrow from funds accruing to Seller.

     (c) Other Expenses. All other expenses for the Property shall be prorated as of 11:59 p.m. on the day following to the Close of Escrow between the parties based upon the latest available information.

     (d) Corrections. If any errors or omissions are made regarding adjustments and prorations as set forth herein, the parties shall make the appropriate corrections promptly upon discovery thereof. If any estimates are made at the Close of Escrow regarding adjustments or prorations, the party shall make the appropriate correction promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto.

     12. Review of Documents and Materials. Within ten (10) calendar days following the Effective Date, Seller shall make available to Buyer at Seller's property management office, the following documents and materials relating to the Property, which includes the Vacant Lot (collectively, "Documents and Materials") to the extent in Seller's possession, without representation or warranty:

     (a) Licenses. Any and all licenses, permits and agreements affecting or relating to the ownership and operation of the Property.

     (b) Surveys. Copies of the most recent survey(s), if any, pertaining to the Project or any portion thereof.

     (c) Plans and Permits. Any and all building plans, site plans, building permits, certificates of occupancy, specifications or any other governmental approvals or processed documents relating to the Property and the construction of the Improvements (collectively, "Plans and Permits").

     (d) Tax Statements. Any and all property tax statements pertaining to the Project for the past three (3) years.

     (e) Personal Property. A list of personal property ("Personal Property"), if any, located at the Project.

     13. Condition and Inspection of Property. Notwithstanding any other provision of this Agreement to the contrary, Seller makes no representation or warranty regarding the condition of the Property, its past use, or its suitability for Buyer's intended use.

     (a)  Without  limiting  the  generality  of  the  foregoing,  Buyer  hereby acknowledges and agrees that it is purchasing the Property in its present "as-is, where is, with all faults," condition and with all defects and, unless otherwise expressly provided in this Agreement, neither Seller nor any employee or agent of Seller has made or will make, either expressly or impliedly, any representations, guaranties, promises, statements, assurances or warranties of any kind concerning any of the following matters (collectively referred to herein as the "Property Conditions"): (i) the suitability or condition of the Property for any purpose or its fitness for any particular use, (ii) the profitability and/or feasibility of owning, developing, operating and/or improving the Property, (iii) the physical condition of the Property, including, without limitation, the current or former presence or absence of environmental hazards or hazardous materials, asbestos, radon gas, underground storage tanks, electromagnetic fields, or other substances or conditions which may affect the Property or its current or future uses, habitability, value or desirability,
(iv) the rentals, income, costs or expenses thereof, (v) the net or gross acreage, usable or unusable, contained therein, (vi) the zoning of the Property,
(vii) the condition of title, (viii) the compliance by the Property with applicable zoning or building laws, codes or ordinances, or other laws, rules and regulations, including, without limitation, environmental and similar laws governing or relating to environmental hazards or hazardous materials, asbestos, radon gas, underground storage tanks, electromagnetic fields, or other substances or conditions which may affect the Property or its current or future uses, habitability, value or desirability, (ix) water or utility availability or use restrictions, (x) geologic/seismic conditions, soil and terrain stability, or drainage, (xi) sewer, septic, and well systems and components, (xii) other neighborhood or Property conditions, including, schools, proximity and adequacy of law enforcement and fire protection, crime statistics, noise or odor from any sources, landfills, proposed future developments, or other conditions or influences which may be significant to certain cultures or religions, or (xiii) any other past, present or future matter relating to the Property which may affect the Property or its current or future use, habitability, value or desirability;

     (b) Buyer is strongly encouraged to conduct its own inspection and investigation of the Property Conditions referred to above and is further encouraged to obtain, at its expense, expert advice as to such matters from professional inspectors and others. Buyer acknowledges that as of the Close of Escrow, it has been given the full opportunity to inspect and investigate such Property Conditions to its own satisfaction or cause such an inspection and investigation by experts engaged by Buyer. Buyer represents to Seller that it is relying solely upon such inspection and investigation in connection with its purchase of the Property and not upon any express or implied representations, guaranties, promises, statements, assurances or warranties of Seller or any of Seller's employees or agents as to such Property Conditions, unless otherwise expressly provided under this Agreement. Buyer also understands and agrees that it is purchasing the Property without any obligation on the part of Seller to make any repairs, changes or alterations with respect to the Property or any of the Property Conditions; and

     (c) Property Condition Waiver. Following the Close of Escrow, excepting a breach of any express representation or warranty provided in this Agreement, fraud, willful misconduct, or any latent defect in Seller's construction of the Improvements, Buyer waives its right to recover from Seller, and the directors, officers, employees and agents of Seller, any and all damages, losses, liabilities, costs or expenses whatsoever (including attorneys' fees and costs) and claims therefor, whether direct or indirect, known or unknown, foreseen or unforeseen, which may arise on account of or in any way growing out of or connected with the physical condition of the land of the Property or any law or regulation applicable thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Sections 466 et seq.), the Safe Drinking Water Act (14 U.S.C. Sections 1401-1450), the
Hazardous Materials Transportation Act (49 U.S.C. Sections 2601-2629), the California Hazardous Waste Control Law (California Health and Safety Code Sections 25100-25600), and the Porter-Cologne Water Quality Control Act (California Health and Safety Code Sections 13000 et seq.), excepting in all cases those losses, liabilities, damages, costs or expenses, and claims therefor, arising from or attributable to a material finding known to Seller and not disclosed to Buyer. Seller's obligation to disclose matters "known to Seller" or words of like import shall be deemed breached only if Seller, as of the Effective Date had actual current knowledge (as opposed to imputed or constructive knowledge) of such material finding not disclosed to Buyer. Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows:

        "A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known to him must have materially affected the settlement with the debtor."

        /s/ JC                             /s/ DAS
        -------------                      ----------------
        Seller                             Buyer

     14. Seller's Representations and Warranties. In consideration of Buyer entering into this Agreement, Seller makes representations and warranties set forth in this Section, which is material and is being relied upon by Buyer (the continued truth and accuracy of which shall constitute a condition precedent to Buyer's obligations hereunder). For the purpose of this Agreement, usage of "to the best of Seller's knowledge," or words to such effect, shall mean the actual current knowledge of Seller, excluding constructive knowledge or duty of inquiry, existing as of the Effective Date, which representations and warranties shall also be true and correct as the Close of Escrow. To the extent that Seller becomes aware of any conflict with the representations and warranties set forth herein after the Effective Date and prior to the Close of Escrow, Seller shall provide Buyer with written notice thereof, in which case Buyer, within five (5) calendar days following receipt of such notice, shall have the right to either
(i) terminate this Agreement, in which case the provisions of Sections 6(c) shall apply, or (ii) proceed with the transaction described herein, waiving such inconsistent representation(s) and warranty(ies). If Buyer becomes aware of any inconsistency regarding such representations and warranties and thereafter elects to complete the transaction described herein, Buyer shall be deemed to have waived any and all damages, claims, liabilities and expenses relating to and as a result of such inconsistency(ies).

     (a) Seller's Authority. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

     (b) Proceedings. To the best of Seller's knowledge, except as disclosed in writing by Seller prior to the expiration of the Contingency Period, there are no actions, suits, proceedings or governmental investigations pending or threatened against or affecting the Property, in law or equity.

     (c) Compliance with Laws. To the best of Seller's knowledge, Seller has not received any violation of any applicable law, ordinance, rule, regulation or requirement of any governmental agency, body or subdivision affecting or relating to the Property.

     (d) Condemnation. To the best of Seller's knowledge, there is no pending or threatened proceedings in eminent domain or otherwise which would affect the Property.

     (e) Hazardous Materials. To the best of Seller's knowledge, except as otherwise provided in the Documents and Materials, there is no contamination, hazardous waste, toxic substance or petroleum based products in existence on or before the surface of the Property, including, without limitation, contamination of the soil, subsoil or ground water, which constitutes a violation of any law, rule or regulation of any governmental entity having jurisdiction thereof.

     15. Buyer's Representations and Warranties. In consideration of the Seller entering into this Agreement, Buyer makes the representations and warranties set forth in this Section.

     (a) Buyer's Authority. Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

     (b) Actions. All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with the entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required.

     (c) Signatory. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer and the partners of Buyer, if any, have the legal power, right, and actual authority to bind Buyer to the terms and conditions hereof and thereof.

     (d) Enforceability. This Agreement and all documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms.

     (e) Conflicting Documents. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the materials breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party or affecting the Property.

     16. Liquidated Damage. BUYER RECOGNIZES THAT THE PROPERTY WILL BE REMOVED BY THE SELLER FROM THE MARKET DURING THE EXISTENCE OF THIS AGREEMENT, AND THAT IF THIS AGREEMENT IS NOT CONSUMMATED BECAUSE OF BUYER'S DEFAULT, IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN THE EXTENT OF THE DETRIMENT TO SELLER. THE PARTIES HAVE DETERMINED AND AGREED THAT THE ACTUAL AMOUNT OF DAMAGES THAT WOULD BE SUFFERED BY SELLER AS A RESULT OF ANY SUCH DEFAULT IS DIFFICULT OR IMPRACTICABLE TO DETERMINE AS OF THE DATE OF THIS AGREEMENT AND THAT THE DEPOSIT AND THE EXTENSION FEE, IF APPLICABLE, IS A REASONABLE ESTIMATE OF THE AMOUNT OF SUCH DAMAGES. FOR THESE REASONS, THE PARTIES AGREE THAT IF THIS PURCHASE AND SALE IS NOT CONSUMMATED BECAUSE OF BUYER'S DEFAULT, SELLER SHALL BE ENTITLED TO RETAIN OF THE DEPOSIT AND THE EXTENSION FEE, AS LIQUIDATED DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. SELLER AGREES THAT THESE LIQUIDATED DAMAGES SHALL BE IN LIEU OF ANY OTHER MONETARY RELIEF OR OTHER REMEDY, INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE, TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED UNDER THIS AGREEMENT, AT LAW OR IN EQUITY, AND SHALL BE SELLER'S SOLE AND EXCLUSIVE RIGHT AND REMEDY. NOTHING CONTAINED HEREIN SHALL IN ANY MANNER LIMIT THE AMOUNT OF DAMAGES OBTAINABLE BY SELLER PURSUANT TO AN ACTION UNDER ANY HOLD HARMLESS, DEFENSE OR INDEMNIFICATION PROVISION HEREOF.

                     Seller /s/ JC           Buyer /s/ DAS
                            --------               ---------

     17. Condemnation and Destruction

     (a) Eminent Domain or Taking. If, prior to the Close of Escrow, any material portion of the Real Property or Improvements is taken by eminent domain or otherwise, Seller shall immediately notify Buyer of such fact. If such taking is "material," Buyer shall have the option, in its reasonable discretion, to terminate this Agreement upon written notice to Seller given not later than ten
(10) days after receipt of Seller's notice. If this Agreement is terminated pursuant to this Section, the provisions of Section 6(c) shall govern. If Buyer does not exercise this option to terminate this Agreement, or if there has not been a material taking by eminent domain or otherwise to give rise to such option, neither party shall have the right to terminate this Agreement, but the Seller shall assign and turn over, and the Buyer shall be entitled to receive and keep, all awards for the taking by eminent domain which accrue to Seller and the parties shall proceed to the Close of Escrow pursuant to the terms hereof, without modification of the terms of this Agreement and without any reduction in the Purchase Price. For the purpose hereof, "material" shall be deemed to be any diminution in the value of the Property as a result of a taking by eminent domain or otherwise which exceeds Five Hundred Thousand and No/100ths Dollars ($500,000.00), as determined by Seller using its good faith judgment.

     (b) Fire or Casualty. Prior to the Close of Escrow, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Section. If, prior to the Close of Escrow, any part of the Improvements are damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer of such fact. If such damage or destruction is "material", Buyer shall have the option to terminate this Agreement upon written notice to the Seller given not later than ten (10) days after receipt of Seller's notice. For purposes hereof, "material" shall be deemed to be any uninsured damage or destruction to the Project or any insured damage or destruction where the cost of repair or replacement is estimated to be Five Hundred Thousand and No/100ths Dollars ($500,000.00) or more or shall take more than ninety (90) days to repair, in Seller's good faith judgment; provided, however, in the case of uninsured damage or destruction, Seller may, at Seller's option, elect to repair such damage and destruction and keep this Agreement in full force and effect so long as such repair can be and is completed by Seller prior to the Close of Escrow. If this Agreement is so terminated, the provisions of Section 6(c) shall govern. If Buyer does not exercise this option to terminate this Agreement, or if the casualty is not material, neither party shall have the right to terminate this Agreement but Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to it with respect to such destruction, and the parties shall proceed to the Close of Escrow pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price.

     18. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by electronic facsimile and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, three (3) days following the date of posting by the United States Post Office, (iii) if by nationally recognized overnight courier on the next business day, or (iv) if given by electronic facsimile, when received by the other party.


TO BUYER:                    Regan Holdings Corporation

                             -----------------------

                             -----------------------

                             -----------------------

TO SELLER:                   Jane Crocker and North McDowell Investments, No. 1
                             c/o Crocker Associates
                             151 Greenwood Avenue
                             Atherton, California  94027
                             Telephone:  (650) 324-9400
                             Facsimile:  (650) 324-3514
                             Attention:  Jane Crocker

WITH COPY TO:                Trainor Robertson
                             701 University Avenue, Suite 200
                             Sacramento, California 95825
                             Telephone:  (916) 929-7000
                             Facsimile:  (916) 929-7111
                             Attention:  Jay Heckenlively

TO ESCROW HOLDER:            Chicago Title Company
                             388 Market Street, Suite 1300
                             San Francisco, California  94111
                             Telephone:  (415) 291-5148
                             Facsimile:  (415) 956-2175
                             Attention:  Sharon Upham

     Notice of change of address shall be given by written notice in the manner described in this Section.

     19. Indemnification. Buyer hereby agrees to indemnify, defend (with counsel acceptable to Seller) and hold Seller, its successors and assigns, partners, shareholders, officers, directors, trustees and/or employees harmless from and against any and all obligations, liabilities, claims, liens, encumbrances, losses, damages, costs and expenses, including, without limitation, attorneys' fees, whether direct, contingent or consequential, incurred or suffered by, or asserted or awarded against, Seller, its successors and assigns, partners, shareholders, officers, directors, trustees and/or employees relating to or arising from (i) the ownership or operation of the Property by Buyer subsequent to the Close of Escrow, (ii) the use subsequent to the Close of Escrow of the Property by Buyer, its agents, employees, contractors, and subcontractors, or
(iii) the violation of any federal, state or local law, ordinance or regulation, occurring or allegedly occurring with respect to the Property subsequent to the Close of Escrow by Buyer, its agents, employees, contractors, and subcontractors.

     20. Brokers. The parties represent and warrant that there are no brokers involved in this transaction. If any additional claims for brokers' or finders' fees for the consummation of this Agreement arise, then Buyer hereby agrees to indemnify, hold harmless and defend Seller from and against such claims if they shall be based upon any statement, representation or agreement by Buyer, and Seller hereby agrees to indemnify, hold harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller.

     21. Exchange. The parties to this Agreement acknowledge that either party may desire to structure the sale and/or the purchase of the Property as an exchange for like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, in order to defer recognition of income from the disposition of the Property and other properties. The parties agree to reasonably cooperate with each other to accomplish such exchange(s) and each party hereby agrees that any and all costs associated with said exchange shall be borne solely by the exchanging party and shall in no way be attributable to the non-exchanging party. In no event shall (i) the non-exchanging party be required to take title to the exchanged property(ies) to effectuate the tax deferred exchange contemplated by this Section, and (ii) shall the Close of Escrow be extended as a result of such exchange.

     22. Miscellaneous

     (a) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid, and shall be enforced to the fullest extent permitted by law.

     (b) Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act except those of the waiving party, which shall be extended by a period of time equal to the period of the delay.

     (c) Survival of Representations. The indemnification, defense and hold harmless obligations, and the representations and warranties made by each party herein shall survive (1) the Close of Escrow and shall not merge into the Grant Deed and the recordation thereof, and (2) the termination and/or cancellation of this Agreement; provided, that such representations and warranties shall expire six (6) months after the Close of Escrow.

     (d) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     (e) Professional Fees. If either party commences an action against the other to interpret or enforce any of the terms of this Agreement or because of the breach by the other party of any of the terms hereof, the losing party shall pay to the prevailing party reasonable attorneys' fees, costs and expenses and court costs and other costs of action incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment. For the purpose of this Agreement, the terms "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred. The term "attorney" shall have the same meaning as the term "counsel."

     (f) Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented, superseded, canceled or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and lawful assignees.

     (g) Assignment. Buyer may not assign its right, title or interest in this Agreement to any other party without the prior written consent of Seller, which determination may be withheld in Seller's sole and absolute discretion. Any attempted assignment without the prior written consent of Seller shall be void and be deemed a default of Buyer hereunder. Any permitted assignment shall not relieve the assigning party from any liability under this Agreement.

     (h) Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.

     (i) Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed by the parties to create the relationship of principal and agent, a partnership, joint venture or any other association between Buyer and Seller.

     (j) Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs, sections, subparagraphs and subsections are to this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference.

     (k) Governing Law. The parties hereto acknowledge that this Agreement has been negotiated and entered into in the State of California. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

     (l) Possession of Property. Buyer shall be entitled to the possession of the Property immediately following the Close of Escrow.

     (m) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

     (n) Days of Week. If any date for performance herein falls on a Saturday, Sunday or holiday, as defined in Section 6700 of the California Government Code, the time for such performance shall be extended to 5:00 p.m. on the next business day.

     (o) Representation by Counsel. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty shall not be construed against either Seller or Buyer based upon authorship of any of the provisions hereof. Seller and Buyer each hereby warrant, represent and certify to the other as follows: (a) that the contents of this Agreement have been completely and carefully read by the representing party and counsel for the representing party; (b) that the representing party has been separately represented by counsel and the representing party is satisfied with such representation; (c) that the representing party's counsel has advised the representing party of, and the representing party fully understands, the legal consequences of this Agreement; and (d) that no other person (whether a party to this Agreement or not) has made any threats, promises or representations of any kind whatsoever to induce the execution hereof, other than the performance of the terms and provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.



BUYER:                                          N.M.I.:

REGAN HOLDING CORPORATION,                      NORTH MCDOWELL INVESTMENTS
a California corporation                        NO. 1, a California limited
                                                partnership

By: /s/ David A. Skup
    ----------------------------

Its: CFO                                        By: /s/ Jane Crocker
     ---------------------------                    ----------------------------

Date: 3/15/99                                   Its: General Partner
      --------------------------                     ---------------------------

                                                Date: 3/15/99
                                                      --------------------------

                                                CROCKER:

                                                /s/ Jane Crocker
                                                --------------------------------
                                                Jane Crocker

                                                Date: 3/18/99
                                                      --------------------------

                                  EXHIBIT LIST


                  Exhibit A-1   -   Description of Real Property

                  Exhibit A-2   -   Description of Vacant Lot

                  Exhibit B     -   Bill of Sale

                                   EXHIBIT A-1

                          DESCRIPTION OF REAL PROPERTY

                                   EXHIBIT A-2

                            DESCRIPTION OF VACANT LOT

                                    EXHIBIT B

                                  BILL OF SALE


     THIS BILL OF SALE ("Bill of Sale"), is made this ____ of _____________________, 1999, by and between NORTH MCDOWELL INVESTMENTS NO. 1, a California limited partnership ("Buyer"), and REGAN HOLDING CORPORATION, a California corporation ("Seller").


                              W I T N E S S E T H :


     Seller and Buyer entered into that certain Agreement of Purchase and Sale dated as of _____________, 199_ ("Agreement") respecting the sale of certain "Property" (as defined in the Agreement).

     Under the Agreement, Seller is obligated to transfer to certain personal property ("Personal Property"), which is described in Exhibit A attached hereto and incorporated herein by this reference, which is used in connection with the operation of the improvements, commonly known as _______________________, Petaluma, California, located on the real property described in Exhibit B attached hereto.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, transfer, sell, set over, assign, convey, release, confirm and deliver to Buyer all of the Personal Property.

     Seller makes no representation or warranty regarding the condition, fitness or usefulness of the Personal Property, and Buyer acknowledges and agrees that is acquiring the Personal Property in its AS-IS, WHERE-IS CONDITION, WITHOUT WARRANTY, EITHER EXPRESS OR IMPLIED.

     This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.

     This Bill of Sale shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the dates below.


BUYER:                                           SELLER:

REGAN HOLDING CORPORATION,                       NORTH MCDOWELL INVESTMENTS
a California corporation                         NO. 1, a California limited
                                                 partnership

By:___________________________
                                                 By:____________________________
Its:__________________________
                                                 Its:___________________________
Date:_________________________
                                                 Date:__________________________